SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report: (Date of earliest event reported): October 5, 2004

                         Commission File No.: 000-28485


                            VIASTAR MEDIA CORPORATION
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             (Exact name of registrant as specified in its charter)


            Nevada                                 88-0380343
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(State or other jurisdiction of            (IRS Employer Identification No.)
incorporation or organization)

                       2451 W. Birchwood Avenue, Suite 105
                                 Mesa , AZ 85202
              -----------------------------------------------------
                    (Address of principal executive offices)


                                 (480) 894-0311
                            ------------------------
                            (Issuer telephone number)



                   -------------------------------------------
                   (Former name, if changed since last report)


          ------------------------------------------------------------
                 (Former address, if changed since last report)








Section 4 - Matters Related to Accountants and Financial Statements

     Item 4.01 Changes in Registrant's Certifying Accountant.

On October 5, 2004, we appointed Shelley International, C.P.A. as our new principal independent accountants with the approval of our Board of Directors. Accordingly, we dismissed Armando Ibarra, C.P.A. on October 5, 2004. Armando Ibarra, C.P.A. has acted as our principal independent accountant since October 17th 2003.

During our recent fiscal year ended June 30, 2004, and the subsequent interim period through the date of dismissal, there were no disagreements with Armando Ibarra, C.P.A. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Armando Ibarra, C.P.A., would have caused it to make reference to such matter of the disagreements in connection with its reports.

The reports of Armando Ibarra, C.P.A. on our financial statements for the past two years contained no adverse opinion or disclaimer of opinion, nor was qualified or modified as to audit scope or accounting principals. The reports were qualified as to uncertainty and contained a "going concern" qualification.

We provided Armando Ibarra, C.P.A. with a copy of this Current Report on Form 8-K prior to its filing with the SEC, and requested that they furnish us with a letter addressed to the SEC stating whether they agree with the statements made in this Current Report on Form 8-K, and if not, stating the aspects with which they do not agree. A copy of the letter provided by Armando Ibarra, C.P.A., dated October 15, 2004, is attached to this Form 8-K as an exhibit.


Section 9 - Financial Statements and Exhibits

     Item 9.01 Financial Statements and Exhibits

     Exhibits: The exhibits listed below are attached and filed as part of this report:


 Exhibits    Description
 --------   --------------
    6.1      Letter of Armando Ibarra, C.P.A.


                                   Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto authorized.

                                                  Viastar Media Corporation

                                                  By:  /s/ John Aquilino
October 19, 2004                                    --------------------------
                                                           John Aquilino
                                                           President